Exhibit 99.03

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statements on:

•  Form S-3            Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101, 33-62903, 33-63663, 333-04809, 333-12439, 333-27155, 333-37992, 333-42575, 333-44549, 333-48474, 333-49442, 333-51201, 333-68949, 333-90079, 333-57364, 333-75554, 333-102206, 333-103940, 333-105316, 333-106510, 333-106598, 333-108047, 333-117615, 333-122925, 333-125845, 333-126744, 333-132177, 333-132370, 333-132373, 333-135163, 333-135867, 333-142849, 333-146471, 333-152454 and 333-154914.

•  Form S-8            Nos. 33-50206, 33-64985, 333-02809, 333-02811, 333-49124, 333-56589, 333-65487, 333-77425, 333-94905, 333-58460, 333-58458, 333-63016, 333-101134, 333-107166, 333-112928, 333-124635, 333-148844 and 333-148846.

of Citigroup Inc. of our report dated February 22, 2008, except as to Notes 3, 4, 5, 6, 7, 10, 11, 12, 16, 18 and 32, which are as of January 23, 2009, with respect to the consolidated balance sheets of Citigroup Inc. and subsidiaries (“Citigroup”) as of December 31, 2007 and 2006, the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, the related consolidated balance sheets of Citibank, N.A. and subsidiaries as of December 31, 2007 and 2006, which report appears in Exhibit 99.02 of Citigroup’s Current Report on Form 8-K filed on January 23, 2009. The aforementioned report with respect to the consolidated financial statements of Citigroup refers to changes, in 2007, in Citigroup’s methods of accounting for fair value measurements, the fair value option for financial assets and financial liabilities, uncertainty in income taxes and cash flows generated by a leverage lease transaction, and in 2006, in Citigroup’s methods of accounting for stock-based compensation, certain hybrid financial instruments, servicing of financial assets and defined benefit pensions and other postretirement benefits, and in 2005, in Citigroup’s method of accounting for conditional asset retirement obligations associated with operating leases.

January 23, 2009

/s/ KPMG, LLP

New York, New York